      As filed with the Securities and Exchange Commission on March 8, 2000

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933




                       VALUE CITY DEPARTMENT STORES, INC.
             (Exact name of Registrant as specified in its charter)

             Ohio                                 5331                     31-1322832
(State or other jurisdiction          (Primary Standard Industrial      (I.R.S. Employer
of incorporation or organization)      Classification Code Number)      Identification No.)

                              3241 Westerville Road
                              Columbus, Ohio 43224
                                 (614) 471-4722

          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                   ----------

                                Robert M Wysinski
                              Senior Vice President
                       Value City Department Stores, Inc.
                              3241 Westerville Road
                              Columbus, Ohio 43224
                                 (614) 478-2242
                               bwysinski@vcdsa.com

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                          Copies of Correspondence to:
                                Neil Bulman, Esq.
                       Porter, Wright, Morris & Arthur LLP
                              41 South High Street
                              Columbus, Ohio 43215
                                 (614) 227-2219
                              (614) 227-4492 (fax)
                            nbulman@porterwright.com


Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                  ---------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           ---------------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                      CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
                                                     Proposed Maximum    Proposed Maximum      Amount of
     Title of Each Class of           Amount to be    Offering Price    Aggregate Offering   Registration
   Securities to be Registered         Registered      Per Share*             Price*             Fee*
---------------------------------------------------------------------------------------------------------
Common stock, without par value....     714,000          $12.75             $9,103,500          $2,403
---------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average high and low prices of the Common Stock as reported on the New York Stock Exchange on March 7, 2000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS


                      SUBJECT TO COMPLETION - MARCH 8, 2000

                               [714,000]* SHARES


                       VALUE CITY DEPARTMENT STORES, INC.
                              3241 WESTERVILLE ROAD
                              COLUMBUS, OHIO 43224
                                 (614) 471-4722


                                  COMMON STOCK

                                   ----------

     This prospectus relates to the sale of [714,000] shares of our common stock owned by several of our shareholders which we are registering on their behalf. These shareholders or their transferees may sell the shares through agents, broker-dealers or underwriters, and on terms determined at the time of sale. To the extent required, we will provide you with a supplement to this prospectus with specific information regarding:

o        the shares to be sold;

o        the public offering price; and

o the names of any agent, broker-dealer, or underwriter through which these shares are sold, and any applicable commission or discount.

     The shareholders selling shares under this registration statement reserve the sole right to accept or reject, in whole or in part, any proposed sale of the shares.

     We will not receive any proceeds from the sale of shares under this registration statement. All proceeds will go directly to the selling shareholders.

                                   ----------

Our common stock is listed on the New York Stock Exchange under the symbol "VCD" on March __, 2000, the closing price per share of our common stock on the New York Stock Exchange was $_____.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                  The date of this prospectus is March __, 2000.

* Subject to adjustment based on the actual number of shares issued to Filene's Basement Corp.

                                TABLE OF CONTENTS



         Available Information.................................   3

         Incorporation by Reference............................   3

         The Company...........................................   4

         Use of Proceeds.......................................   4

         Selling Shareholders..................................   4

         Plan of Distribution..................................   5

         Experts...............................................   6

         Legal Opinion.........................................   6


     Unless otherwise specified, the information in this prospectus is set forth as of March __, 2000, and we anticipate that changes will occur in our affairs after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information that we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such an offer.

                              AVAILABLE INFORMATION

     We must comply with the informational requirements of the Securities Exchange Act of 1934 and its rules and regulations. Under the Exchange Act, we must file reports, proxy statements, and other information with the Securities and Exchange Commission. Copies of these reports, proxy statements, and other information can be inspected and copied at:

     Public Reference Room
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C. 20549

or at the public reference facilities of the regional offices of the Commission at:

     500 West Madison Street
     Suite 1400
     Chicago, Illinois 60661-2511
or at:
     7 World Trade Center
     Suite 1300
     New York, New York 10048-1102

     You may obtain information on the operation of the Public Conference Room by calling the Commission at 1-800-SEC-0330. You may also obtain copies of our materials by mail at prescribed rates from:

     Public Reference Section
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C. 20549-0004

     Finally, you may obtain these materials electronically by accessing the Commission's home page on the Internet at:

     http://www.sec.gov.

     Our common stock is listed on the New York Stock Exchange. Therefore, reports and other information concerning us should be available for inspection and copying at:

     The New York Stock Exchange
     20 Broad Street - 17th Floor
     New York, New York 10005

     Under the Securities Act of 1933, we have filed with the Commission a registration statement on Form S-3 regarding the shares offered by this prospectus. This prospectus does not contain all of the information contained in the Form S-3 registration statement, some portions of which we have omitted pursuant to Commission's rules and regulations.

     We will promptly provide you, without charge, a copy of any and all of the information that we have incorporated by reference in this prospectus upon your written or oral request to:

     Value City Department Stores, Inc.
     Attention:  Robert M. Wysinski
     3241 Westerville Road
     Columbus, Ohio 43224
     (614) 478-2242

     Statements contained in this prospectus, or in any document which we incorporate by reference in this prospectus, that deal with the provisions of any contract or other document are not necessarily complete. In each such instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement or other document. You may inspect and copy the registration statement and attached exhibits at:

     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington D.C. 20549

     You may also access these materials electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

                      INFORMATION INCORPORATED BY REFERENCE

     The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to other documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Commission automatically will update and supersede this information.

     We incorporate by reference into this prospectus the following documents and information filed with the Commission:

o Transition Report on Form 10-K405, filed April 30, 1999, for the transition period ended January 30, 1999;

o Quarterly Reports on Form 10-Q, for the quarter ended May 1, 1999, filed June 15, 1999, for the quarter ended July 31, 1999, filed September 13, 1999, and for the quarter ended October 30, 1999, filed December 14, 1999; and

o Current Reports on Form 8-K dated November 8, 1999, and November 19, 1999, relating to acquisition of Gramex Retail Stores, Inc.

o Current Report on Form 8-K dated February 2, 2000, relating to the acquisition of Filene's Basement Corp.

     In addition, we incorporate by reference the description of our common stock contained in our Form 8-A, filed with the Commission on April 29, 1991 under Section 12 of the Exchange Act, as updated in any amendment or report filed for such purpose.

     Finally, we incorporate by reference any future filings that we make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the filing of a post-effective amendment (which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold). Such documents are a part of this prospectus from the date of its filing.

                                   THE COMPANY

     We currently operate a chain of 105 department stores located in Ohio, Pennsylvania and 14 other midwestern, eastern, and southern states, principally under the name "Value City," as well as 58 DSW shoe stores located throughout the United States. For over 80 years, our strategy has been to provide exceptional value by offering a broad selection of brand name merchandise at prices substantially below conventional retail prices.

     The department stores carry men's, women's and children's apparel, housewares, giftware, home furnishings, toys, sporting goods, jewelry, shoes and health and beauty care, with apparel comprising over 60% of total sales. The Value City stores average 87,000 square feet, which allow them to offer over 100,000 different items of merchandise similar to the items found in traditional department, specialty and discount stores.

     Our DSW stores offer a similar concept of off-price, brand name shoes. These stores average 22,000 square feet with 20,000 to 55,000 pairs of women's and men's designer brand shoes and athletic footwear per store.

     Our pricing strategy is supported by our ability to purchase large quantities of goods in a variety of special buying opportunities. For many years, we have also had a reputation in the marketplace as a leading purchaser of buy-outs and manufacturers' closeouts.

                                 USE OF PROCEEDS

     The proceeds from the sale of the shares offered by this prospectus are solely for the shareholder who currently owns and is selling the shares. We will not receive any of the proceeds from the sale of these shares.

                              SELLING SHAREHOLDERS

     The following table contains information regarding the beneficial ownership of the selling shareholders as of March __, 2000.

----------------- -------------- ------------ -------------
                  Shares owned     Shares        Shares
                   before the       being     owned after
                    offering       offered    the offering
----------------- -------------- ------------ -------------
     Gramex
  Corporation        255,949       255,949         0
----------------- -------------- ------------ -------------
    Filene's
 Basement Corp.     [458,051]     [458,051]        0
----------------- -------------- ------------ -------------

     Gramex Corporation, a Missouri corporation, acquired its shares from us in a privately negotiated transaction in which we acquired all of their shares of Gramex Retail Stores, Inc., a Delaware corporation operating 15 discount department stores in the St. Louis area, for 255,949 shares of our common stock and additional consideration. The terms of the acquisition were governed by a Stock Purchase Agreement, dated November 8, 1999. We completed the acquisition on November 19, 1999.

     As part of the acquisition, we entered into a registration rights agreement with Gramex Corporation. This agreement requires that we register the shares of our common stock Gramex Corporation received in the acquisition.

     Gramex Corporation is not affiliated with us and its only connection with us is its ownership of the shares acquired in the acquisition and being offered for sale. After Gramex Corporation sells the shares of common stock covered by this prospectus, it will not own any shares of our common stock.

     Filene's Basement Corp., a Massachusetts corporation, acquired its shares from us pursuant to a privately negotiated transaction in which we acquired substantially all of the assets of Filene's Basement Corp. and Filene's Basement, Inc., a wholly owned subsidiary of Filene's Basement Corp., which collectively operate fourteen retails stores under the name "Filene's Basement" and eight retail stores under the name "Aisle 3", for [458,051] shares of our common stock and additional consideration. The terms of the acquisition were governed by an Asset Purchase Agreement dated February 2, 2000. We completed the acquisition on March [15], 2000.

     Filene's Basement Corp. is a debtor and debtor in possession under chapter 11 of the Bankruptcy Code, and therefore the acquisition was subject to Bankruptcy Court Approval which was obtained on March 2, 2000.

     Filene's Basement Corp. is not affiliated with us and its only connection with us is its ownership of the shares acquired in the acquisition and being offered for sale. After Filene's Basement Corp. sells the shares of common stock covered by this prospectus, it will not own any shares of our common stock.

                              PLAN OF DISTRIBUTION

     The shares covered by this prospectus may be offered and sold from time to time by the selling shareholders or by their pledgees, donees, transferees, and other successors in interest. The selling shareholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale. To our knowledge, the selling shareholders have not entered into any agreement, arrangement, or understanding with any particular broker or market maker that will participate in the offering.

     The selling shareholders may sell shares in any of the following transactions:

o        through broker-dealers;

o        through agents; or

o        directly to one or more purchasers.

     From time to time, the selling shareholders may sell their shares in one or more transactions in the over-the-counter market, on the New York Stock Exchange, or in privately negotiated transactions at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. In addition, any shares covered by this prospectus which qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus.

     Regarding the distribution of the shares or otherwise, the selling shareholders may do the following:

o Enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares registered under this prospectus in the course of hedging the positions they assume with the selling shareholder.

o Sell shares short and redeliver the shares to close out such short positions.

o Enter into option or other transactions with broker-dealers which require the selling shareholder to deliver the shares registered by this registration statement to the broker-dealer, so that the broker-dealer may resell or otherwise transfer the shares under this prospectus.

o Loan or pledge the shares registered under this registration statement to a broker-dealer, who in turn may: (1) sell the shares so loaned; or (2) upon a default, sell the shares so pledged, under this prospectus.

     When the selling shareholders offer their shares, to the extent required, we will provide you with a prospectus supplement detailing:

o    the aggregate number of shares being offered;

o the terms of the offering, including the name or names of any underwriters, broker-dealers, or agents;

o any commissions, discounts, or concessions and other items constituting compensation from the selling shareholder; and

o any commissions, discounts, or concessions allowed or repaid to broker-dealers.

                                     EXPERTS

     The financial statements as of January 30, 1999 and August 1, 1998 and August 2, 1997 and for the Transition Period from August 2, 1998 through January 30, 1999 and the years ended August 1, 1998 and August 2, 1997 and the related financial statement schedules incorporated in this prospectus and registration statement by reference from the Company's Transition Report on Form 10-K405 for the transition period ended January 30, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     PricewaterhouseCoopers LLP, independent accountants, have audited the financial statements that we have incorporated by reference in this prospectus and registration statement from our Annual Report on Form 10-K for the year ended August 3, 1996. PricewaterhouseCoopers LLP have audited these statements as detailed in their reports, which we also have incorporated by reference in this prospectus and registration statement. We have relied on this report based on PricewaterhouseCoopers LLP's authority as experts in accounting and auditing.

                                  LEGAL OPINION

     Porter, Wright, Morris & Arthur LLP (Columbus, Ohio) has passed upon the validity of the shares of common stock offered by this prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses in connection with the sale and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions, if any. All amounts shown are estimates, except the SEC registration fee:

         SEC registration fee.............................   $ 2,403
         Legal fees and expenses..........................   $ 5,000*
         Accounting fees and expenses.....................   $10,000*
                                                             -------

                  Total...................................   $17,403*
                                                             =======

         *Estimated

The Registrant will pay all of the expenses related to this registration statement.


ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Ohio General Corporation Law, Article SEVENTH of the Registrant's Amended and Restated Articles of Incorporation provides that a director, officer, incorporator, or any former officer or director of the Registrant shall be indemnified by the Registrant to the fullest extent permitted by the Ohio General Corporation Law.

         Indemnification of directors, officers, employees and agents is required under Section 1701.13 of the Ohio General Corporation Law in those cases where the person to be indemnified has been successful on the merits or otherwise in defense of a lawsuit. Indemnification is permitted in third party actions where the indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and in criminal actions where he had no reasonable cause to believe his conduct was unlawful. Indemnification is also permitted in lawsuits brought by or on behalf of the corporation if the standards of conduct described above are met, except that no indemnification is permitted in respect to any matter in which the person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless a court shall determine that indemnification is fair and reasonable in view of all the circumstances of the case. In cases where indemnification is permissive, a determination as to whether the person met the applicable standard of conduct must be made either by the court, disinterested directors, by independent legal counsel, or by the shareholders. Such indemnification rights are specifically not deemed to be exclusive of other rights of indemnification by agreement or otherwise and the corporation is authorized to advance expenses incurred prior to the final disposition of a matter upon receipt of an undertaking to repay such amounts on a determination that indemnification was not permitted in the circumstances of the case.

         Under Section 1701.13 of the Ohio General Corporation Law, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while serving in such capacity, is or was at the request of the corporation, a director, officer, employee or agent of another corporation or legal entity or of an employee benefit plan, against liability asserted against or incurred by such person in any such capacity whether or not the corporation would have the power to provide indemnity under Section 1701.13 of the Ohio General Corporation Law. The Registrant has purchased directors' and officers' liability insurance.

         The above discussion of the Registrant's Articles and of Section 1701.13 of the Ohio General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by such Articles of Incorporation and statute.

ITEM 16.      EXHIBITS.

      EXHIBIT                       EXHIBIT
      NUMBER                      DESCRIPTION
      ------                      -----------
       3(a)              First Amended and Restated Articles of Incorporation
                         (previously filed as Exhibit 3.2 to Form S-1
                         Registration Statement (file no. 33-40214) filed April
                         29, 1991, and incorporated herein by reference.)

       3(b)              Code of Regulations (previously filed as Exhibit 3.3 to
                         Registration Statement on Form S-1 (file no. 33-40214) filed April 29, 1991, and incorporated herein by reference.)

         5        *      Opinion of Porter, Wright, Morris & Arthur regarding
                         legality.

       23(a)             Consent of Porter, Wright, Morris & Arthur (included in
                         Exhibit 5).

       23(b)      *      Consent of Deloitte & Touche LLP.

       23(c)      *      Consent of PricewaterhouseCoopers LLP.

        24        *      Powers of Attorney.

     *      Filed with this report.


ITEM 17.      UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) to file during any period in which offers or sales are being made, a post effective amendment to this registration statement:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume or securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on March 8, 2000.

                                           VALUE CITY DEPARTMENT STORES, INC.

                                           By: /s/ Robert M. Wysinski
                                              ----------------------------------
                                              Robert M. Wysinski, Senior Vice
                                              President, Treasurer and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                                        TITLE                            DATE
       ---------                                        -----                            ----
*Jay L. Schottenstein                      Chairman and Chief Executive Officer      March 8, 2000
------------------------------------
Jay L. Schottenstein

                                            Vice Chairman of the Board               March 8, 2000
------------------------------------        of Directors
Saul Schottenstein

/s/ Robert M. Wysinski                      Senior Vice President, Treasurer,        March 8, 2000
------------------------------------        Secretary and Director
Robert M. Wysinski                          (Principal Financial Officer)

*Richard L. Walters                         Controller, Assistant Treasurer, and     March 8, 2000
------------------------------------        Assistant Secretary
Richard L. Walters                          (Principal Accounting Officer)


                                            Director                                 March 8, 2000
------------------------------------
Henry L. Aaron

*Martin P. Doolan                           Director                                 March 8, 2000
------------------------------------
Martin P. Doolan

*Ari Deshe                                  Director                                 March 8, 2000
------------------------------------
Ari Deshe

*Jon P. Diamond                             Director                                 March 8, 2000
------------------------------------
Jon P. Diamond

                                            Director                                 March 8, 2000
------------------------------------
Richard Gurian

*Dr. Norman Lamm                            Director                                 March 8, 2000
------------------------------------
Dr. Norman Lamm

*David L. Nichols                           Director                                 March 8, 2000
------------------------------------
David L. Nichols

                                            Director                                 March 8, 2000
------------------------------------
Geraldine Schottenstein

*Robert L. Shook                            Director                                 March 8, 2000
------------------------------------
Robert L. Shook



*By:  /s/ Robert M. Wysinski
    --------------------------------------
      Robert M. Wysinski, attorney-in-fact
        for each of the persons indicated